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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                   EXHIBIT 23

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Wilmington Trust Corporation
Benefits Administration Committee:

We consent to incorporation by reference in the registration statement (No. 333-37928) on Form S-8 of Wilmington Trust Corporation of our report dated July 23, 2004 relating to the financial statements of the Wilmington Trust Corporation 2000 Employee Stock Purchase Plan (the Plan) included in the Plan's 2004 Annual Report on Form 11-K.

                                            /s/ KPMG LLP

Philadelphia, PA
August 26, 2004